                                                                       EXHIBIT 3

                         CERTIFICATE OF INCORPORATION

                                      OF

                                VENCARE, INC.


        Pursuant to the provisions of Section 102 and Section 103 of the General Corporation Law of the State of Delaware, the undersigned, acting as incorporator of a corporation, hereby adopts the following Certificate of Incorporation for such corporation:

                                  ARTICLE I

                                     NAME

        The name of the Corporation is Vencare, Inc.

                                  ARTICLE II

                     REGISTERED OFFICE; REGISTERED AGENT

        The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE III

                             PURPOSES AND POWERS

        The purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under, and to exercise any power that corporations may now or hereafter exercise under, the General Corporation Law of the State of Delaware, including the general business of establishing and operating hospital and providing acute care and specialized treatment of patients with complex medical or respiratory disorders.

                                  ARTICLE IV

                                CAPITAL STOCK

        The total number of shares of stock that the Corporation shall have authority to issue is 3,600,000, of which 3,500,000 shall be shares of common stock, having a par value of one dollar per share (the "Common Shares"), and 100,000 shall be shares of preferred stock, having a par value of one dollar per share (the "Preferred Shares"). The designations, voting powers and relative rights and preferences of the two classes of shares of stock shall be as set forth above.

        A.      COMMON SHARES.

                1. POWERS, RIGHTS AND PREFERENCES. The Common Shares shall be without distinction as to powers, rights and preferences, and shall have one vote per share on all matters on which shareholders are generally entitled to vote.

                2. DIVIDENDS. After the requirements regarding to preferential dividends on the Preferred Shares (fixed in accordance with the provisions of paragraph B of this Article IV), if any, have been met and after the Corporation has complied with all the requirements, if any, regarding the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of paragraph B of this Article IV) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph B of this Article IV, then, but not otherwise, the holders of Common Shares shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

                3. DISTRIBUTIONS. After distribution in full of the preferential amount (as may be fixed in accordance with the provisions of paragraph B of this Article IV), if any, to be distributed to the holders of Preferred Shares, and subject to any further rights of the holders of Preferred Shares (as may be fixed in accordance with the provisions of paragraph B of this Article IV) to further participate in a liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of Common Shares shall be entitled to receive, upon the liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, all its remaining assets, tangible and intangible, of whatever kind available for distribution to the shareholders, ratably in proportion to the number of Common Shares held by each.

        B.      PREFERRED SHARES.

                1. ISSUANCE BY BOARD RESOLUTION SERIES. The Board of Directors of the Corporation shall have authority by resolution to issue from time to time Preferred Shares on such terms as it may determine and for such consideration as fixed by the Board of Directors. The Preferred Shares may be issued in one or more series as may be determined from time to time by the Board of Directors. Each series shall be distinctly designated by number, letter or title. All Preferred Shares of any one series shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

                2. PREFERENCES AND RIGHTS. Subject to the provisions of subparagraph 3 of this paragraph B of Article IV, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any Preferred Shares of each particular series, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including the following:

                        (a) The voting rights of which the holders of any series of Preferred Shares are entitled, if any, including the right to vote as a separate class or as one class with the holders of any other series of Preferred Shares or the Common Shares or both;

                        (b) The distinctive designation of, and the number and class of Preferred Shares which shall constitute the series, which number from time to time may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                        (c) The rate and times at which, and the terms and conditions upon which, dividends on the shares of the series shall be paid, whether the dividends shall be cumulative or non-cumulative, and if cumulative, from what date or dates, and the preferences or relation, if any, of such dividends to the dividends payable on any shares of any other series or class of the Corporation;

                        (d) Whether Preferred Shares of the series shall be subject to redemption, and the redemption price or prices (including a redemption price or prices payable in Common Shares), and the time or times at which, and the terms and conditions on which, Preferred Shares of the series may be redeemed;

                        (e) Whether holders of any series of Preferred Shares shall be entitled to the benefit of a sinking fund or redemption or purchase account to be applied to the purchase or redemption of Preferred Shares of the series and, if so entitled, the amount of such fund and the terms and conditions relative to its operations;

                        (f) Whether any series of Preferred Shares shall be convertible into, or exchangeable for, any Common or other series of Preferred Shares of the Corporation or any other securities and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                        (g) The rights, if any, of the holders of any series of Preferred Shares upon liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

                        (h) Whether any series of Preferred Shares shall have priority over or parity with or be junior to Preferred Shares of any other series, or shall be entitled to the benefit of limitations restricting (i) the creation of indebtedness of the Corporation, (ii) the issuance of shares of any other class or series having priority over or being on a parity with the shares of such series, or (iii) the payment of dividends on, the making of other distributions with respect to, or the purchase or redemption of shares of any other class or series on parity with or ranking junior to Preferred Shares of any such series as to dividends or other distributions, and the terms of any such restrictions, or any other restrictions with respect to shares of any class or series on parity with or ranking junior to Preferred Shares of such series in any respect; and

                        (i) Any other powers, preferences, privileges and relative, participating, optional, or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the full extent now and hereafter permitted by law.

                3. ISSUANCE OF PREFERRED SHARES. The relative powers, preferences and rights of each series of Preferred Shares in relation to the powers, preferences and rights of other series of Preferred Shares shall, in each case, be as fixed from time to time by the Board of Directors in resolutions adopted pursuant to authority granted in this paragraph B of
Article IV, and the consent by series vote or otherwise, of the holders, of such of the series of Preferred Shares as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Shares, whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolutions regarding any series of Preferred Shares that the consent of the holders of a certain percentage, as fixed therein by the Board of Directors, of the outstanding Preferred Shares of such series shall be required for the issuance of any other series of Preferred Shares.

                                  ARTICLE V

                              SOLE INCORPORATOR

        W. Bruce Lunsford, whose address is Levy Building, Suite 500, 133 South Third Street, Louisville, Kentucky 40202, is the sole incorporator of the Corporation.

                                  ARTICLE VI

                                  DIRECTORS

        A. NUMBER OF DIRECTORS. The affairs of the Corporation shall be managed and conducted by a Board of Directors, and unless otherwise provided in the By-Laws, the election of directors need not be by written ballot. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws of the Corporation. A majority of the number of directors so fixed shall constitute a quorum for the transaction of business, except that any vacancy on the Board of Directors, whether created by an increase in the number of directors or otherwise, may be filled by a majority of directors then in office, although less than a quorum, or by a sole remaining director.

        B. POWER AND AUTHORITY OF THE BOARD OF DIRECTORS. The Board of Directors shall have such powers as are conferred on the Board of Directors by the laws of the State of Delaware. In furtherance of such powers, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation, without the consent or vote of the stockholders.

                                 ARTICLE VII

                               INITIAL DIRECTOR

        The name and mailing address of the person who is to serve as the initial Director of the Corporation is W. Bruce Lunsford, Levy Building, Suite 500, 133

South Third Street, Louisville, Kentucky 40202, who shall serve until the first annual meeting of the stockholders and until his successor in office is elected and has qualified.

                                 ARTICLE VIII

                ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for a breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which a director derived an improper personal benefit.

                                  ARTICLE IX

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        A. RIGHT TO INDEMNIFICATION. To the fullest extent authorized by the General Corporation Law of the State of Delaware, the Corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") because he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liabilities and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by him in connection with such Proceeding. The Corporation may provide, by action of its Board of Directors through agreement, resolution or by a provision in the By-Laws of the Corporation, indemnification of the Corporation's employees and agents with substantially the scope and effect as the indemnification provided in this
Article IX.

        B. ADVANCEMENT OF EXPENSES. Expenses incurred by such a person in his capacity as a director of officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer) in defending a Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding as authorized by the Board of Directors in a specific case upon receipt of an undertaking by or on behalf of that person to repay such amounts unless it is ultimately determined that that person is entitled to be indemnified by the Corporation as authorized by the General Corporation Law of the State of Delaware. Expenses incurred by a person in any capacity other than as an officer or director of the Corporation may be paid in advance of the final disposition of a Proceeding on such terms and conditions, if any, as the Board of Directors deems appropriate.

        C.      CONTRACT RIGHT; NON-EXCLUSIVITY OF RIGHTS.

                1. CONTRACT RIGHT. The indemnification provided for by this Article IX shall be a contract right and shall continue as to persons who ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment to this Certificate of Incorporation or repeal of any Article of this Certificate of Incorporation shall increase the liability of any director or officer of the Corporation for acts or omissions of such persons occurring prior to such amendment or repeal.

                2. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification conferred by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions taken in his official capacity and in any other capacity while holding such office.

        D. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the Corporation would have the power or be obligated to indemnify him against such liability under the provisions of this Article IX or the General Corporation Law of the State of Delaware.

        E. RIGHT OF CLAIMANT TO BRING SUITE. If a claim under paragraph A of this Article IX is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suite against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                                  ARTICLE X

                            BUSINESS COMBINATIONS

        A. HIGHER VOTE FOR APPROVAL OF BUSINESS COMBINATION. The affirmative vote of the holders of not less than eighty percent of the outstanding shares of "Voting Stock" (as hereinafter defined) of the Corporation and the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Voting Stock held by stockholders other than a "Related Person" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Corporation with any Related Person.

        B. EXCEPTIONS TO HIGHER VOTING REQUIREMENT. The eighty percent and two-thirds voting requirements required by paragraph A of this Article X shall not be applicable if:

                1. Two-thirds of the "Continuing Directors" (as hereinafter defined) of the Corporation then in office shall have approved the Business Combination;

                2. The Business Combination is solely between the Corporation and another corporation all of which Voting Stock is owned directly or indirectly by the Corporation; or

                3. The Business Combination is a merger or consolidation and the per share consideration to be received by holders of Common Shares of the Corporation in the Business Combination is in cash and is in an amount not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions or transactions) paid by the Related Person in acquiring any of its holdings of the Common Shares.

        C.      DEFINITIONS.

                1. BUSINESS COMBINATION. The term "Business Combination" shall mean (a) any merger, consolidation or share exchange of the Corporation or a subsidiary of the Corporation with a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Corporation or of a subsidiary of the Corporation to a Related Person, (c) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation, (d) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person, (e) any recapitalizaton that would have the effect of increasing a Related Person's voting power in the Corporation, (f) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person, or (g) any agreement, contract or other arrangement providing for any of the transactions described above.

                2. RELATED PERSON. The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity (other than the persons and entities who were stockholders of the Corporation on the date the Corporation's Common Shares were publicly offered pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended) which, together with its "Affiliates" and "Associates" (as defined under Rule 12b-2 in effect as of June 12, 1987, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), "beneficially owns" (as defined herein and under Rule 13d-3 in effect as of June 12, 1987, promulgated under the Exchange Act) in the aggregate twenty percent or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

                3. SUBSTANTIAL PART. The term "Substantial Part" shall mean more than thirty percent of the fair market value of the total assets of the Corporation or entity in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

                4. BENEFICIAL OWNERSHIP. Notwithstanding anything in Rule 13d-3 to the contrary, any shares of Voting Stock of the Corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

                5. VOTING STOCK. The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

                6. CONTINUING DIRECTOR. The term "Continuing Director" shall mean a Director who was a member of the Board of Directors of the Corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person.

        D. AMENDMENT. The provisions set forth in this Article X may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than eighty percent of the outstanding shares of Voting Stock of the Corporations provided, however, that if there is a Related Person at that time, such action must also be approved by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Voting Stock held by stockholders other than the Related Person. Notwithstanding anything in the foregoing to the contrary, if two-thirds of the Continuing Directors then in office declare any amendment, alteration, change or repeal of any provision of this Article X to be advisable, then such amendment, alteration, change or repeal may be approved by the affirmative vote of two-thirds of the outstanding shares of Voting Stock of the Corporation.

                                  ARTICLE XI

                       CONSENT ACTIONS OF STOCKHOLDERS

        Any action required or permitted to be taken by the stockholders at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, only if a consent in writing, setting forth the actions so taken, shall be signed by the holders of at least eighty percent of all the issued and outstanding shares of stock of the Corporation entitled to vote thereon.

        I, THE UNDERSIGNED, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of June, 1987.


                                         /s/ W. BRUCE LUNSFORD
                                         -------------------------------
                                         W. Bruce Lunsford, Incorporator

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                                VENCARE, INC.



        Pursuant to the provisions of Section 242 and Section 103 of the General Corporation Law of the State of Delaware, the undersigned Corporation adopts the following Certificate of Amendment to its Certificate of
Incorporation:


         FIRST:  The name of the Corporation is Vencare, Inc.

        SECOND: The first paragraph of Article IV of the Certificate of Incorporation is amended to read in its entirety as follows:


                                "ARTICLE IV

                                Capital Stock

                      The total number of shares of stock that the
                 Corporation shall have authority to issue is 3,600,000 of which 3,500,000 shall be shares of Common Stock, having a par value of Twenty Five Cents per share (the "Common Shares"), and 100,000 shall be shares of preferred stock, having a par value of one dollar per share (the "Preferred Shares"). The designations, voting powers and relative rights and preferences of the two classes of shares of stock shall be set forth below."

         THIRD: The foregoing amendment to the Certificate of Incorporation was adopted by the written consent of the sole shareholder and sole director of the Corporation dated July 10, 1987, in the manner prescribed in the General Corporation Law of the State of Delaware for amending the Certificate of Incorporation when shares have been issued.

         Dated:  July 30, 1987.

                                       VENCARE, INC.


                                       By: /s/ W. BRUCE LUNSFORD
                                           ----------------------------
                                           W. Bruce Lunsford, President

Attested:


/s/ MARIA M. LEVERING
---------------------
Maria M. Levering,
Assistant Secretary

COMMONWEALTH OF KENTUCKY     )
                             )  SS:
COUNTY OF JEFFERSON          )


        I, a Notary Public, in and for the State and County aforesaid, do hereby certify that on this 30th day of July, 1987, personally appeared before me W. Bruce Lunsford, who being by me first duly sworn declared that he is the President of Vencare, Inc., that he signed the foregoing document as President of said Corporation, and that the statements contained therein are true and correct.

        My Commission Expires: March 22, 1989




                                                  [SIGNATURE]
                                        ----------------------------------
                                        Notary Public

(SEAL)

I hereby certify that I prepared
the foregoing document:


/s/ CARMIN D. GRANDINETTI
---------------------------------
Carmin D. Grandinetti
Greenebaum Doll & McDonald
3300 First National Tower
Louisville, Kentucky 40202
(502) 589-4200

                         AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER ("Plan of Merger") is made and entered into as of this 3rd day of August, 1987, between VENCARE, INC., a Kentucky corporation ("Vencare"), and VENCARE, INC., a Delaware corporation and a wholly owned subsidiary of Vencare (the "Subsidiary") (both hereinafter sometimes collectively referred to as the "Constituent Corporations").

        RECITAL:

        The Board of Directors and shareholders of the Constituent Corporations have approved this Plan of Merger, authorized its execution and have approved and adopted the merger of Vencare into the Subsidiary in the manner prescribed by the provisions of the Kentucky Business Corporation Act and the General Corporation Law of the State of Delaware.

        AGREEMENT:

        NOW, THEREFORE, the parties hereby agree as follows:

        1. THE MERGER. Vencare shall be merged into the Subsidiary (the "Merger") in accordance with the General Corporation Law of the State of Delaware and the Kentucky Business Corporation Act. The merger shall be effective upon the later of the filing of this Plan of Merger with the Secretary of State of Delaware or the issuance of a Certificate of Merger by the Kentucky Secretary of State (the "Effective Time").

        2.      EFFECT OF THE MERGER.  At and after the Effective Time:

                (a) The separate corporate existence of Vencare shall thereupon cease. The Subsidiary shall be the surviving corporation succeeding to all purposes, objects, rights, privileges, powers, franchises, licenses and interests of the Constituent Corporations, pursuant to the provisions of, and with the effect provided in, the Kentucky Business Corporation Act and the General Corporation Law of the State of Delaware. For purposes of reference to the Subsidiary at and after the Effective Time, the Subsidiary is sometimes hereinafter referred to as the "Surviving Corporation."

                (b) The Certificate of Incorporation of the Subsidiary, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until further amended in accordance with the General Corporation Law of the State of Delaware. The By-Laws of the Subsidiary, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until duly amended in accordance with the provisions of the General Corporation Law of the State of Delaware and the Surviving Corporation's Certificate of Incorporation and By-Laws.

                (c) The directors of the Surviving Corporation shall consist of those persons who were the directors of Vencare immediately prior to the Effective Time. Each such person shall serve as a director of the Surviving Corporation until the next regular annual meeting of its stockholders and until his successor is elected and has qualified.

                (d) The officers of the Surviving Corporation shall be those persons who were the officers of Vencare immediately prior to the Effective Time. The officers of the Surviving Corporation shall hold office subject to the provisions of the General Corporation Law of the State of Delaware and the Surviving Corporation's Certificate of Incorporation and By-Laws.

        3.      CONVERSION OF SHARES.  At the Effective Time:

                (a) Each common share, without par value, of Vencare ("Vencare Shares"), that is issued and outstanding immediately prior to the Effective Time shall be converted into 1,000 shares of common stock, having a par value of twenty-five cents per share, of the Surviving Corporation; and

                (b) Each share of common stock, having a par value of twenty-five cents per share, of the Subsidiary that is issued and outstanding immediately prior to the Effective Time and held of record by Vencare shall be cancelled and returned to the status of authorized but unissued, and no stock of the Surviving Corporation or any other security or consideration shall be issued in exchange therefor.

        4.      EXCHANGE OF STOCK CERTIFICATES.

                (a) At and after the Effective Time, all of the outstanding certificates which prior to that time represented Vencare Shares shall represent ownership of the number of shares of common stock, having a par value of twenty-five cents per share, of the Surviving Corporation into which they have been converted. Until such certificates have been surrendered for conversion or otherwise accounted for to the Surviving Corporation, each holder of a certificate that represents Vencare Shares shall be entitled to exercise all voting and other rights regarding, and to receive any dividend and other distribution upon, the number of shares of common stock, having a par value of twenty-five cents per share, of the Surviving Corporation into which such Vencare Shares were converted as provided herein.

                (b) As soon as practical after the Effective Time, the holders of the certificates theretofore representing Vencare Shares shall surrender the certificates to the Surviving Corporation. Upon surrender of the certificates, the Surviving Corporation shall issue to the holders a certificate representing the number of shares of common stock, having a par value of twenty-five cents per share, of the Surviving Corporation that the holders are entitled to receive by virtue of the merger.

        5.      MISCELLANEOUS.

                (a) FURTHER ASSURANCES. The officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Vencare or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments from time to time, as they shall deem appropriate or necessary to vest or perfect, or to conform to record or otherwise, in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of Vencare and otherwise to carry out the purposes of this Plan of Merger.

                (b) AMENDMENT. This Plan of Merger may be amended in any manner (except that any of the principal terms may not be amended without the approval of holders of a majority of the outstanding voting shares of Vencare) as may be determined in the judgment of the respective Boards of Directors of the Surviving Corporation and Vencare to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Plan of Merger.

                (c) ABANDONMENT. At any time before the Effective Time, this Plan of Merger may be terminated and the Merger may be abandoned by the Board of Directors of either Vencare or the Surviving Corporation or both, notwithstanding the approval of this Plan of Merger by the shareholders of Vencare.

        IN WITNESS WHEREOF, the Constituent Corporations have caused their duly authorized officers to execute and deliver this Plan of Merger on and as of the date first written above.

                                        VENCARE, INC.


ATTEST:                                 By: /s/ W. BRUCE LUNSFORD
                                            ----------------------------
                                            W. Bruce Lunsford, President
/s/ MARIA M. LEVERING
-----------------------------------                  ("Vencare")
Maria M. Levering,
Assistant Secretary


                                        VENCARE, INC.


ATTEST:                                 By: /s/ W. BRUCE LUNSFORD
                                            ----------------------------
                                            W. Bruce Lunsford, President

/s/ CARMIN D. GRANDINETTI                          (the "Subsidiary")
-----------------------------------
Carmin D. Grandinetti,
Assistant Secretary


COMMONWEALTH OF KENTUCKY     )
                             )  SS:
COUNTY OF JEFFERSON          )

        I, a Notary Public in and for the Commonwealth and County aforesaid, do hereby certify that on this day there personally appeared before me W. Bruce Lunsford being by me first duly sworn, declared that he is President of both VENCARE, INC., a Kentucky corporation, and VENCARE, INC., a Delaware corporation, that he signed the foregoing document as the President of both corporations, and that the statements contained therein are true and correct.

        IN TESTIMONY WHEREOF, witness my signature and notarial seal this 3rd day of August, 1987.

        My Commission expires: 6/24/91.

                                          /s/ CARMIN D. GRANDINETTI
(SEAL)                                    -----------------------------------
                                          Notary Public

This instrument prepared by:


/s/ CARMIN D. GRANDINETTI
------------------------------------
Carmin D. Grandinetti
GREENEBAUM DOLL & MCDONALD
3300 First National Tower
Louisville, KY 40202
(502) 589-4200

                                 CERTIFICATE


        The undersigned, being the duly qualified and elected Assistant Secretary of Vencare, Inc., a Delaware corporation ("Corporation"), DOES HEREBY CERTIFY that annexed hereto is a true and correct copy of the Agreement and Plan of Merger of Vencare, Inc. adopted by the unanimous written consent of the Sole Initial Director as of July 1, 1987, and by the Sole Shareholder of the Corporation as of July 14, 1987, and that it continues in full force and effect as of the date hereof.

        IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of August, 1987.

                                   /s  CARMEN D. GRANDINETTI
                                   ------------------------------------------
                                   Carmin D. Grandinetti, Assistant Secretary
                                   Vencare, Inc.



COMMONWEALTH OF KENTUCKY     )
                             )  SS
COUNTY OF JEFFERSON          )


        Subscribed and sworn to before me, a Notary Public in and for the aforementioned Commonwealth and County, do hereby certify that on this 5th day of August, 1987, personally appeared before me Carmin D. Grandinetti, who being by me first duly sworn, declared that he is Assistant Secretary of Vencare, Inc. and that he signed the foregoing Certificate as Assistant Secretary of the aforementioned corporation, and that the statements therein contained are true.

                                   [SIGNATURE]
(SEAL)                            ------------------------------------------
                                   Notary Public


        My Commission Expires: June 19, 1991

                          CERTIFICATE OF DESIGNATION
                                      OF
                           SERIES A PREFERRED STOCK
                                      OF
                                VENCARE, INC.


                        Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware


        Vencare, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY
CERTIFY:

        FIRST:   The name of the Corporation is Vencare, Inc.

        SECOND: The date on which the Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware is June 22, 1987.

        THIRD:   The Certificate of Incorporation, as amended, provides for a class of stock known as Preferred Stock, par value one dollar, consisting of 100,000 shares, and expressly authorizes the Board of Directors of the Corporation to designate, fix the number of shares of, and determine the rights, preferences, privileges and restrictions of any wholly unissued series of Preferred Stock.


        FOURTH: That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors at a meeting duly convened and held on December 22, 1987 adopted the following resolution creating a series of 65,000 shares of Preferred Stock, designated as Series A Preferred Stock:


        "RESOLVED, that pursuant to the authority granted to the Board of Directors by Article V, Paragraph B of the Certificate of Incorporation of the Corporation, there is hereby created, and the Corporation is hereby authorized to issue, 65,000 shares of a series of Preferred Stock, designated "SERIES A PREFERRED STOCK," which series of Preferred Stock shall have, the following rights, preferences, privileges and restrictions:

        1. Designation. 65,000 of the shares of Preferred Stock shall be designated and known as "Series A Preferred Stock".

        2.      Dividends.

                (a) No dividends or distributions (other than those payable solely in the Common Stock of the Corporation or those which in the aggregate do not exceed $2,000 per year) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount of $2.09 per share (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) on the Series A Preferred Stock shall have been paid or declared and set apart during that fiscal year, and no dividends or distributions (other than those payable solely in Common Stock or those which in the aggregate do not exceed $2,000 per year) shall be paid on any share of Common Stock unless a dividend or distribution (including the amount of any dividends paid pursuant to the above provisions of this paragraph 2(a)) is paid with respect to all outstanding shares of Series A Preferred Stock in an amount for each such share of Series A Preferred Stock equal to or greater than the aggregate amount paid on all shares of Common Stock into which each such share of Series A Preferred Stock could then be converted. Such Series A Preferred Stock dividends shall be non-cumulative and shall be payable only when and as declared by the Board of Directors.

                (b) For purposes of this Section 2, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase, or redemption by a subsidiary of the Corporation.

        3.      Liquidation Reference.

                (a) If the Corporation liquidates, dissolves or winds up its business, either voluntary or involuntary, the holders of the Series A
Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $26.16 per share (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) plus all declared but unpaid dividends on such share for each share of Series A Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred Stock in proportion to the shares of Series A Preferred Stock then held by them.

                (b) After payment to the holders of the Series A Preferred Stock of the amounts set forth in paragraph (a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series A Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series A Preferred Stock then held by them.

                (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 3, but shall be subject to the provisions of Section 6 hereof.

                (d) If the Corporation proposes to take any action regarding the liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the value of the assets to be distributed to the holders of shares of the Series A Preferred Stock shall be determined by the consent or vote of the Board of Directors and such determination shall be binding upon the holders of the Series A Preferred
Stock, except that any securities distributed shall be valued in accordance with the provisions of paragraph 6(c) below.

        4.      Voting Rights; Directors.

                (a) Except as otherwise expressly provided herein or as required by law, the holder of each share of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                (b) So long as 30% of the shares of Series A Preferred Stock originally issued remain outstanding, the holders of the Series A Preferred Stock shall be entitled to elect two directors of the Corporation at each election of directors. The holders of shares of Common Stock and Series A Preferred Stock, voting together in accordance with paragraph 4(a) above, shall be entitled to elect the remaining directors of the Corporation. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of a class of stock pursuant to this paragraph 4(b), such vacancy shall be filled by action of the remaining director elected by the holders of such class of stock or, if such director fails so to act, by action of the remaining directors.

        5. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                (a)     Right to Convert and Automatic Conversion.

                        (i) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $26.16 plus all declared but unpaid dividends on each share of Series A Preferred Stock by the then applicable Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion (the "Conversion Price") shall initially be $6.54 per share of Common Stock. Such initial Conversion Price shall be adjusted as hereinafter provided.

Notwithstanding the foregoing, in the event of the mailing of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 7 hereof, the Conversion Rights shall terminate as to the number of shares designated for redemption at the close of business on the fifth day prior to the redemption date specified in the redemption notice, unless default is made in payment of the redemption price, in which case the Conversion Rights for such shares shall continue until such default is remedied.

                        (ii) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price as follows immediately upon the closing of the sale of the Corporation's Common

Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Company), at a public offering price (prior to underwriter commissions and expenses) equal to or exceeding $19.62 per share of Common Stock (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock) and the aggregate proceeds to the Corporation (after deduction for underwriter commissions and expenses relating to the issuance, including without limitation fees of the Corporation's counsel) of which equal or exceed $10,000,000.

                (b) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                (c)     Adjustments to Conversion Price for Diluting Issues.

                        (i) Special Definitions. For purposes of this paragraph 5(c), the following definitions apply:

                                (1)     "Options" shall mean rights, options, or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                                (2)     "Original Issue Date" shall mean the
date on which a share of Series A Preferred Stock was first issued.

                                (3)     "Convertible Securities" shall mean any
evidences of indebtedness, shares (other than Common Stock and Series A Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                                (4)     "Additional shares of Common Stock"
shall mean all shares of Common Stock issued (or, pursuant to paragraph 5(c)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                        (A)  upon conversion of shares of Series
A Preferred Stock;

                                        (B)  to officers, directors or
employees of, or consultants to, the Corporation, on terms approved by the Board of Directors, but not exceeding 300,000 shares of Common Stock (net of any repurchases of such shares and including shares issuable upon exercise of options outstanding on the Original Issue Date), subject to adjustment for all subdivisions and combinations;

                                        (C)  as a dividend or distribution on
Series A Preferred Stock; or

                                        (D)  for which adjustment of the
Conversion Price is made pursuant to paragraph 5(c)(vi).

                        (ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular share of Series A Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series A Preferred Stock.

                        (iii) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph 5(c)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued

                        (1) no further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall effect Common Stock previously issued upon conversion of the Series A Preferred Stock);

                         (3)    upon the expiration of any such Options or
any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                (A)  in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                (B)  in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 5(c)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                (4)     no readjustment pursuant to clauses (2)
or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (A) the Conversion Price on the original adjustment date, or (B) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                                (5)     in the case of any Options which expire
by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Conversion Price shall be made, except as to shares of Series A Preferred Stock converted in such period, until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above; and

                                (6)     if any such record date shall have been
fixed and such Options or Convertible Securities are not issued on the date fixed thereof, the adjustment previously made in the Series A Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.

                        (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph 5(c)(iii)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issues to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (including Common Stock issuable upon conversion of the shares of Series A Preferred Stock outstanding immediately prior to such issue) plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding (including Common Stock or issuable upon conversion of the shares of

Series A Preferred Stock outstanding immediately prior to such issue) plus the number of such Additional Shares of Common Stock so issued.

                        (v) Determination of Consideration. For purposes of this paragraph 5(c), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                (1)     Cash and Property:  Such consideration
shall:

                                        (A)  insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                        (B)  insofar as it consists of property
other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

                                        (C)  in the event Additional Shares of
Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses
(A) and (B) above, as determined in good faith by the Board of Directors of the Corporation.

                                (2)     Options and Convertible Securities.
The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph 5(c)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                        (A)  the total amount, if any, received
or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                        (B)  the maximum number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                        (vi) Adjustments for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

                (d) Other Distributions. In the event the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries other than Additional Shares of Common Stock, then in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had their stock been converted into Common Stock on the date of such event.

                (e) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                (f) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

                (g) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive Additional Shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

                (h) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                (i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles.

                (j) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series

A Preferred Stock. All shares of Common Stock (including fractions hereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

                (k) Notices. Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

                (l) Adjustments. Except as provided in Section 6, in case of any reorganization or any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation or corporations, or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series A Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such Series A Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series A Preferred Stock.

        6.      Merger, Consolidation.

                (a)     At any time, in the event of:

                        (i) a consolidation or merger of the Corporation with or into any corporation, or any other entity or person, other than a wholly-owned subsidiary,

                        (ii) any corporate reorganization in which the Corporation shall not be the continuing or surviving entity of such reorganization,

                        (iii) a sale of all or substantially all of the assets of the Corporation, or

                        (iv) any transaction approved by the Corporation in which more than 50% of the outstanding stock of the Corporation (on an as-converted basis) is exchanged in any three month period, the holders of the Series A Preferred Stock shall be paid, prior and in preference to any distribution of any proceeds to the holders of Common Stock, in cash or in securities received from the acquiring corporation, or a combination thereof, at the closing of such transaction, an amount equal to the amount per share that would be payable to such holders pursuant to paragraph 3 hereof if all consideration received by the Corporation and its shareholders in connection with such event were being distributed in a liquidation of the Corporation.

                (b) Such payment shall be made by redemption of such shares or by purchase of such shares by the surviving corporation, entity or person or by a third party.

                (c) Any securities to be delivered to the holders of the Series A Preferred Stock and Common Stock pursuant to paragraph 6(a) above shall be valued as follows:

                        (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                                (1)     If traded on a securities exchange, the
value shall be deemed to be the average of the security's closing prices on such exchange over the 30-day period ending three days prior to the closing;

                                (2)     If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing; and

                                (3)     If there is no active public market, the
value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation; and

                        (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (i)(1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                (d) In the event the full amount of such payment is not placed on deposit with a bank or trust company having an aggregate capital and surplus in excess of $100,000,000 at least three days prior to such closing, to be held in escrow for delivery to the holders of Series A Preferred Stock upon the closing of such transaction (or to be returned to the depositor in the event such transaction is not closed), the Corporation shall forthwith either:

                        (i) cause such closing to be postponed until such time as the requirements of this subparagraph have been complied with, or

                        (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in paragraph 6(e) hereof.

                (e) The Corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than 30 days prior to the shareholders' meeting called to approve such transaction or 30 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of said notices shall describe the material terms and conditions of the contemplated transaction as well as the terms and conditions of this Section 6, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 30 days after the mailing by the Corporation of the first notice provided for herein or sooner than 20 days after the mailing by the Corporation of any notice of material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of not less than 66-2/3% of the then outstanding Series A Preferred Stock.

        7.      Redemption.

                (a) On or at any time after December 29, 1989, this Corporation may at any time it may lawfully do so, at the option of the Board of Directors, and on December 29, 1992 the Corporation shall be obligated to, redeem all shares of Series A Preferred Stock then outstanding by paying in cash therefor an amount equal to $26.16 per share of Series A Preferred Stock, plus all declared but unpaid dividends thereon, if any, through the date fixed for redemption (the "Series A Redemption Price").

                (b)     (i)     At least 30 but no more than 60 days prior to
the date fixed for any redemption pursuant to this Section 7 (the "Redemption Date"), written notice shall be mailed, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of shares to be redeemed, at the address last shown on the records of this Corporation for such holder or given by the holder to this Corporation for the purpose of notice or if no such address appears or is given at the place where the principal executive office of this Corporation is located, notifying such holder of the redemption to be effected, specifying the Redemption Date, the redemption price, the place at which payment may be obtained and the date on which such holder's Conversion Rights as to such shares terminate and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in paragraph 7(b)(ii), on or after the Redemption Date, each holder of such shares to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the redemption price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                        (ii) From and after the Redemption Date, unless there shall have been a default in payment of the redemption price for the shares of Series A Preferred Stock to be redeemed pursuant to this Section 7, all rights of the holders of such shares as holders of shares of Series A Preferred Stock (except the right to receive the redemption price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of its stock on any Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares ratably among the holders of such shares to be redeemed. The shares not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of the Corporation's stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

                        (iii) Three days prior to the Redemption Date, the Corporation shall deposit the aggregate redemption price of all outstanding shares designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the Corporation shall deposit irrevocable instructions and authority to such bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to be redeemed to the holders thereof upon surrender of their certificates. Any money deposited by the Corporation pursuant to this paragraph 7(b)(iii) for the redemption of shares which are thereafter converted into shares of Common Stock pursuant to Section 5 hereof no later than the close of business on the fifth day prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any money deposited by the Corporation pursuant to this paragraph 7(b)(iii) remaining unclaimed at the expiration of six months following the Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors, provided that the stockholder to which such money would be payable hereunder shall be entitled, upon proof of its ownership of the shares designated for redemption and payment of any bond requested by the Corporation, to receive such money but without interest from the Redemption Date.

        8. Restrictions and Limitations. So long as 30% of the shares of Series A Preferred Stock originally issued remain outstanding (as adjusted for any stock split, stock dividend, recapitalization or like transaction), the Corporation shall not, without the vote or written consent by the holders of more than 66-2/3% of the then outstanding shares of Series A Preferred Stock:

                        (i) Purchase, redeem or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), any of the Common Stock of the Corporation, provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors, officers, consultants or employees of the Corporation or any subsidiary pursuant to agreements approved by the Corporation's Board of Directors under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including termination of employment or services;

                        (ii) Effect any sale or other conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries, or any consolidation or merger involving the Corporation or any of its subsidiaries;

                        (iii) Amend or repeal any provision of, or add any provision to, this Certificate of Designation, the Corporation's Certificate of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the Series A Preferred Stock;

                        (iv) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock of the Corporation or the total numbers of such shares of Preferred Stock designated Series A Preferred Stock;

                        (v) Create any new series or class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock; or

                        (vi) Change the authorized size of the Corporation's Board of Directors.

        9. No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be returned to the status of undesignated shares of Preferred Stock."

        FIFTH: That said Certificate of Designation was duly adopted in accordance with the provisions of the Corporation's Certificate of Incorporation and Section 151 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, Vencare, Inc. has caused this Certificate of Designation to be signed by its President and attested to by its Secretary this 23rd day of December, 1987.


                                          Vencare, Inc.


                                          /s/ W. BRUCE LUNSFORD
                                          -------------------------------
                                          W. Bruce Lunsford
                                          President

Attested


/s/ MARIA M. LEVERING
--------------------------------
Maria M. Levering
Secretary

                           CERTIFICATE OF AMENDMENT
                         CERTIFICATE OF INCORPORATION
                                      OF
                                VENCARE, INC.


        VENCARE, INC., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth the proposed amendment to the Certificate of Incorporation of the Corporation, declaring the Amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendment is as follows:

                        RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article I to read in its entirety as follows:

                        "The name of the corporation is Vencor, Incorporated."

SECOND: That thereafter, pursuant to resolution of the Corporation's Board of Directors, a Special Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and Secretary this 28th day of February, 1989.


                                            /s/ W. BRUCE LUNSFORD
                                            --------------------------------
                                       By:  W. Bruce Lunsford
                                            President and Chairman
                                            of the Board

ATTEST:

/s/ MARIA M. LEVERING
-------------------------------
Maria M. Levering
Secretary

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                             VENCOR, INCORPORATED

        Pursuant to the provisions of Section 242 and Section 103 of the General Corporation Law of the State of Delaware, the undersigned Corporation adopts the following Certificate of Amendment to its Certificate of
Incorporation:

        FIRST:  The name of the Corporation is Vencor, Incorporated.

        SECOND: The first paragraph of Article IV of the Certificate of Incorporation is amended to read in its entirety as follows:

                                        "ARTICLE IV

                                        Capital Stock

                        The total number of shares that the Corporation shall
                have authority to issue is 11,000,000 of which 10,000,000 shall be shares of Common Stock, having a par value of Twenty Five Cents per share (the "Common Shares"), and 1,000,000 shall be shares of Preferred Stock, having a par value of one dollar per share (the "Preferred Shares"). The designations, voting powers and relative rights and preferences of the two classes of shares of stock shall be set forth below."

        THIRD: Article X - Business Combinations of the Certificate of Incorporation is deleted in its entirety.

        FOURTH: The foregoing amendments to the Certificate of Incorporation were adopted by the Board of Directors at a Special

                Meeting of the Board held on May 26, 1989, and by the Shareholders of the Corporation at a Special Shareholders' Meeting held on June 20, 1989, in the manner prescribed in the General Corporation Law of the State of Delaware for amending the Certificate of Incorporation when shares have been issued.

        Dated:  June 20, 1989

                                       VENCOR, INCORPORATED


                                       By: /s/ W. BRUCE LUNSFORD
                                           ----------------------------------
                                           W. Bruce Lunsford, President
                                           and Chairman of the Board


Attested:


/s/ MARIA M. LEVERING,
-----------------------------------
Maria M. Levering,
Secretary

COMMONWEALTH OF KENTUCKY  )
                          )  SS:
COUNTY OF JEFFERSON       )

        I, a Notary Public, in and for the State and County aforesaid, do hereby certify that on this 20th day of June, 1989, personally appeared before me W. Bruce Lunsford, who being by me first duly sworn declared that he is the President and Chairman of the Board of Vencor, Incorporated, that he signed the foregoing document as President and Chairman of the Board of said Corporation, and that the statements contained therein are true and correct.

        My Commission Expires:  10/26/89
                                -------------------

                                /s/ MARIA M. LEVERING
                                --------------------------
                                Notary Public


[SEAL]


I hereby certify that I prepared the foregoing document:


/s/ LAUREL L.F. GARRETT
-----------------------------
Laurel L.F. Garrett
Greenebaum Doll & McDonald
3300 First National Tower
Louisville, Kentucky 40202
(502) 589-4200

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                             VENCOR, INCORPORATED


        Vencor, Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:


        FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and providing that the amendment be presented to stockholders for consideration at the annual meeting of stockholders to be held on May 15, 1991. The resolution setting forth the proposed amendment is as follows:

                   RESOLVED, that the first paragraph of Article IV of the Certificate of Incorporation of the Corporation be amended to reflect an increase in the number of shares of Common Stock the Corporation has the authority to issue, to read as follows:

                                         "ARTICLE IV

                                         Capital Stock

                   The total number of shares that the Corporation shall have authority to issue shall be 21,000,000, of which 20,000,000 shall be shares of Common Stock, having a par value of Twenty-Five Cents per share (the "Common Shares"), and 1,000,000 shall be shares of Preferred Stock, having a par value of One Dollar per share (the "Preferred Shares"). The designations, voting powers and relative rights and preferences of the two classes of shares of stock shall be as set forth below."

        SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment."

        IN WITNESS WHEREOF, Vencor, Incorporated has caused this certificate to be signed by W. Bruce Lunsford, its Chairman of the Board, President and Chief Executive Officer, and Jill L. Force, its Secretary, this 15th day of May, 1991.


                                      VENCOR, INCORPORATED

                                      BY:  /s/ W. BRUCE LUNSFORD
                                           -----------------------------------
                                           W. Bruce Lunsford, Chairman of the
                                           Board, President and Chief Executive
                                           Officer



ATTESTED:  /s/ JILL L. FORCE
           ---------------------------
           Jill L. Force, Secretary

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                             VENCOR, INCORPORATED


        Vencor, Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

        FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and providing that the amendment be presented to stockholders for consideration at the annual meeting of stockholders to be held on May 14, 1992. The resolution setting forth the proposed amendment is as follows:

                RESOLVED, that the first paragraph of Article IV of the Certificate of Incorporation of the Corporation be amended to reflect an increase in the number of shares of Common Stock the Corporation has the authority to issue, as follows:

                                         "ARTICLE IV

                                         CAPITAL STOCK

                The total number of shares that the Corporation shall have authority to issue shall be 61,000,000, of which 60,000,000 shall be shares of Common Stock, having a par value of Twenty-Five Cents ($.25) per share (the "Common Shares"), and 1,000,000 shall be shares of Preferred Stock, having a par value of One Dollar ($1.00) per share (the "Preferred Shares"). The designations, voting powers and relative rights and preferences of the two classes of shares of stock shall be as set forth below."

        SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, Vencor, Incorporated has caused this certificate to be signed by W. Bruce Lunsford, its Chairman of the Board, President and Chief Executive Officer, and Jill L. Force, its Secretary, this 14th day of May, 1992.

                                    VENCOR, INCORPORATED

                                    By:  /s/ W. BRUCE LUNSFORD
                                        ------------------------------------
                                        W. Bruce Lunsford, Chairman of the
                                        Board, President and Chief Executive
                                        Officer

ATTESTED:  /s/ JILL L. FORCE
          -------------------------
          Jill L. Force, Secretary

                        CERTIFICATE OF DESIGNATION OF
               RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS OF
                    SERIES A PARTICIPATING PREFERRED STOCK


        Pursuant to Delaware General Corporation Law Section 151, the Board of Directors of Vencor, Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

        That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board on July 20, 1993, adopted the following resolution creating a series of three hundred thousand (300,000) shares of Preferred Stock designated as Series A Participating Preferred Stock;

        RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock, $1.00 par value, of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences, and relative rights of the shares of such series, and the qualifications, limitations, or restrictions thereof are as follows:

        1. DESIGNATION AND AMOUNT. Three hundred thousand (300,000) shares of the Preferred Stock of the Corporation shall be designated as "Series A Participating Preferred Stock", par value $1.00 per share (the "Series A Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

        2.      DIVIDENDS AND DISTRIBUTIONS.

                (A) Subject to the prior and superior rights of the holders of any shares of stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for the purpose, quarterly dividends payable in cash on the first business day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth,

100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $.25 per share, of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.

        In the event the Corporation shall at any time after the Record Date
(i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of Common Stock in a reclassification or change of the outstanding shares of Common Stock (including any such reclassification or change in connection with a merger in which the Corporation is the continuing or surviving Corporation), then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Shares A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof.

        3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                (A) Except as provided in paragraph C of this Section 3 and subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

                (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                (C)(i) If, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends (as defined in subparagraph (v) below) on the Series A Preferred Stock shall exist, the holders of the Series A Preferred Stock shall have the right, voting as a class as described in subparagraph (ii) below, to elect two directors (in addition to the directors elected by holders of Common Stock of the Corporation). Such right may be exercised (a) at any meeting of stockholders for the election of directors or (b) at a meeting of the holders of shares of Voting Preferred Stock (as hereinafter defined), called for the purpose in accordance with the By-Laws of the Corporation, until all such cumulative dividends (referred to above) shall have been paid in full or until non-cumulative dividends have been paid regularly for at least one year.

                (ii) The right of the holders of Series A Preferred Stock to elect two directors, as described above, shall be exercised as a class concurrently with the rights of holders of any other series of any class of preferred stock of the Corporation upon which voting rights to elect such directors have been conferred and are then exercisable. The Series A Preferred Stock and any additional series of such preferred stock which the

Corporation may issue and which may provide for the right to vote with the foregoing series of preferred stock are collectively referred to herein as "Voting Preferred Stock."

                (iii) Each director elected by the holders of shares of Voting Preferred Stock shall be referred to herein as a "Preferred
Director." A Preferred Director so elected shall continue to serve as such director for a term of one year, except that upon any termination of the right of all of such holders to vote as a class for Preferred Directors, the term of office of such directors shall terminate. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class (a) at a meeting of the stockholders, or
(b) at a meeting of the holders of shares of such Voting Preferred Stock, called for that purpose in accordance with the By-laws of the Corporation.

                (iv) So long as a default in any preference dividends on the Series A Preferred Stock shall exist or the holders of any other series of Voting Preferred Stock shall be entitled to elect Preferred Directors,
(a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for election of directors, present (in person or by proxy) and voting together as a single class, at such time as the removal shall be effected. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director.

                (v) For purposes hereof, a "default in preference dividends" on the Series A Preferred Stock shall be deemed to have occurred whenever the amount of cumulative and unpaid dividends on the Series A Preferred Stock shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until but only until, all cumulative dividends on all shares of the Series A Preferred Stock then outstanding shall have been paid through the last Quarterly Dividend Payment Date or until, but only until, non-cumulative dividends have been paid regularly for at least one year.

                (D) Except as set forth herein (or as otherwise required by applicable law), holders of Series A Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.

        4.      CERTAIN RESTRICTIONS.

                (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled (based upon their respective liquidation values);

                (iii) redeem or purchase or otherwise acquire for consideration (except as provided in (iv) below) shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

                (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consider-ation any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, in any Certificate of Amendment creating a series of Preferred Stock or as otherwise required by law.

        6.      LIQUIDATION, DISSOLUTION OR WINDING UP.

                (A) Subject to the prior and superior rights of holders of any shares of stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to rights upon liquidation, dissolution or winding up (voluntary or otherwise), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Capital Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (subject to the provision for adjustment hereinafter set forth in subparagraph
(C) below) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of stock of the Corporation, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Capital Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                (C) In the event the Corporation shall at any time after the Rights Record Date (i) declare any dividend on Common Stock payable in shares of Common stock, (ii) subdivide the outstanding Common Stock, (iii) combine or consolidate the outstanding Common Stock into a smaller number of shares, or
(iv) issue any shares of Common Stock in a reclassification or exchange of the outstanding shares of Common Stock (including any such reclassification or exchange in connection with a merger in which the Corporation is the continuing or surviving corporation), then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in any such case, the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

        8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

        9. RANKING. The Series A Preferred Stock shall rank junior to all other series of stock of the Corporation (other than the Common Stock) as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

        10. AMENDMENT. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

        IN WITNESS WHEREOF, the Board has executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 20th day of July, 1993.



                                      By:  /s/ W. BRUCE LUNSFORD
                                           -----------------------------------
                                           W. Bruce Lunsford, Chairman of the
                                           Board, President and Chief Executive
                                           Officer



Attested:


/s/ JILL L. FORCE
---------------------------
Jill L. Force
Secretary

                     CERTIFICATE OF OWNERSHIP AND MERGER
                                   MERGING
                              VENCOR MERGE CORP.
                                     INTO
                             VENCOR, INCORPORATED

                       (PURSUANT TO SECTION 253 OF THE
                     GENERAL CORPORATION LAW OF DELAWARE)


        Vencor, Incorporated, a Delaware corporation (the "Corporation"), does hereby certify:

        FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

        SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Vencor Merge Corp., a Delaware corporation.

        THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 12th day of August, 1993, determined to merge into itself Vencor Merge Corp., on the terms and conditions set forth in such resolutions:

        RESOLVED, that, effective upon the filing of a Certificate of Ownership and Merger, a form of which is attached hereto as Exhibit
        A, Vencor, Incorporated shall merge into itself its subsidiary, Vencor Merge Corp., and assume all of said subsidiary's rights and obligations;

        FURTHER RESOLVED, that, pursuant to the aforesaid merger, the name of the Corporation shall be changed to "Vencor, Inc." by deleting
        Article I of the Certificate of Incorporation of the Corporation and inserting in lieu thereof a new Article I to read as follows:

                                        NAME

                      The name of the Corporation is Vencor, Inc.

        FURTHER RESOLVED, that the Chairman of the Board, President and Chief Executive Officer, and the General Counsel and Secretary, of the Corporation, be and they hereby are directed to make, execute and acknowledge the Certificate of Ownership and Merger setting forth a copy of the resolution to merge Vencor Merge Corp. into the Corporation and to assume said subsidiary's rights and obligations at the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of New Castle County, Delaware.


        IN WITNESS WHEREOF, Vencor, Incorporated has caused its corporate seal to be affixed and this certificate to be signed by W. Bruce Lunsford, its Chairman of the Board, President and Chief Executive Officer, and Jill L. Force, its General Counsel and Secretary, this 31st day of August, 1993.



                                          VENCOR, INCORPORATED

                                          By:  /s/ W. BRUCE LUNSFORD
                                               --------------------------------
                                               W. Bruce Lunsford
                                               Chairman of the Board, President
                                                 and Chief Executive Officer




ATTEST:


/s/ JILL L. FORCE
-------------------------------
Jill L. Force
General Counsel and Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                                VENCOR, INC.


        Vencor, Inc., a Delaware corporation, hereby certifies as follows:

        FIRST. The Board of Directors of said corporation duly adopted a resolution setting forth and declaring advisable the amendment of the first paragraph of Article IV of the certificate of incorporation of said corporation to increase the total number of shares which the corporation shall have authority to issue from 61,000,000 shares, of which 60,000,000 were shares of Common Stock of the par value of twenty-five cents per share and 1,000,000 were shares of Preferred Stock of the par value of one dollar per share, to 181,000,000, of which 180,000,000 shall be shares of Common Stock of the par value of twenty-five cents per share and 1,000,000 shall be shares of Preferred Stock of the par value of one dollar per share, so that, as amended, the first paragraph of said Article shall read as follows:


                                 "ARTICLE IV

                                CAPITAL STOCK

    The total number of shares of stock that the Corporation shall have authority to issue is 181,000,000 shares, of which 180,000,000 shall be shares of common stock, having a par value of twenty-five cents per share (the "Common Shares"), and 1,000,000 shall be shares of preferred stock, having a par value of one dollar per share (the "Preferred Shares"). The designations, voting powers and relative rights and preferences of the two classes of shares of stock shall be set forth below."

        SECOND. The foregoing amendment has been duly adopted by the favorable vote of the holders of a majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, Vencor, Inc. has caused this certificate to be signed by W. Earl Reed, III, its Vice President of Finance and Development, on the 27th day of September, 1995.

                                     VENCOR, INC.


                                     By: W. EARL REED
                                         ---------------------------------------
                                         Name:  W. Earl Reed, III
                                         Title: Vice President of Finance
                                                and Development

                            CERTIFICATE OF MERGER

                                      OF

                          THE HILLHAVEN CORPORATION

                                     INTO

                                 VENCOR, INC.

                      (Under Section 252 of the General
                  Corporation Law of the State of Delaware)

                     VENCOR, INC. hereby certifies that:

        FIRST:   The name and state of incorporation of each of the constituent corporations are:

        (a)  The Hillhaven Corporation, a Nevada corporation; and

        (b)  Vencor, Inc., a Delaware corporation.

        SECOND: An Amended and Restated Agreement and Plan of Merger, dated as of April 23, 1995 and as amended and restated as of July 31, 1995 (the "Merger Agreement"), has been approved, adopted, certified, executed and acknowledged by The Hillhaven Corporation and Vencor, Inc. in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

        THIRD:   The name of the surviving corporation is Vencor, Inc.

        FOURTH: The certificate of incorporation of the surviving corporation shall be the Certificate of Incorporation of Vencor, Inc.

        FIFTH:   The executed Merger Agreement is on file at the principal
place of business of Vencor, Inc. at 3300 Providian Center, 400 West Market Street, Louisville, Kentucky 40202.

        SIXTH:   A copy of the Merger Agreement will be furnished by Vencor,
Inc., on request and without cost, to any stockholder of The Hillhaven Corporation or Vencor, Inc.

        SEVENTH: The authorized capital stock of The Hillhaven Corporation is 60,000,000 shares of common stock, par value $.75 per share, and 25,000,000 shares of preferred stock, par value $.15 per share.

        IN WITNESS WHEREOF, Vencor, Inc. has caused this certificate to be signed by W. Earl Reed, III, its Vice President of Finance and Development, and attested to by Jill L. Force, its General Counsel and Secretary, on the 28th day of September, 1995.


                                           VENCOR, INC.

                                           By:  /s/ W. EARL REED, III
                                               -------------------------------
                                               W. Earl Reed, III
                                               Vice President of Finance
                                                 and Development


ATTEST:

By:  /s/ JILL L. FORCE
    -----------------------------
    Jill L. Force
    General Counsel and Secretary




                                     -2-